Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reinstates 2024 Earnings Guidance; Operators and Union Finalize Long-Term Labor Agreements in Hawaii, Seattle and Boston Ending Nearly Six-Weeks of Strike Activity at Four Hotels

TYSONS, VA (November 11, 2024) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE:PK) today announced its reinstated and updated full-year 2024 earnings guidance following the recent ratification of labor agreements between operators and labor unions at four of Park's hotels – the 2,860-room Hilton Hawaiian Village Waikiki Beach Resort (Honolulu), the 604-room Hilton Boston Logan Airport (Boston), the 850-room DoubleTree Hotel Seattle Airport (Seattle) and the 396-room Hilton Seattle Airport & Conference Center (Seattle).

“I am thrilled that our operators, who have been negotiating with the local unions representing the affected employees at the hotels, have successfully negotiated long-term labor agreements with hotel employees, and that hotel operations have returned to normal. We expect demand trends to continue accelerating through the holiday travel season, with minimal impact on 2025 performance," said Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer.
Operations Update

The Company's preliminary October 2024 Comparable RevPAR is expected to be 1.3% lower compared to October 2023. Excluding Park's four hotels impacted by labor activity, preliminary October 2024 Comparable RevPAR would have improved by approximately 480 basis points to an increase of 3.5% compared to October 2023. The Company's October 2024 performance was supported by double-digit RevPAR gains at its hotels in New Orleans and Miami driven by strong convention calendars, while Park's capital investments continued to boost results at its Key West and Orlando hotels. Additionally, Park's hotels in New York, Boston, and Washington, D.C., saw robust group and business transient demand, contributing 6% of combined Comparable RevPAR growth during the month compared to October 2023.

For the fourth quarter of 2024, the Company expects these four hotels to negatively impact the portfolio's year-over-year Comparable RevPAR growth by 600 to 700 basis points as the properties recover from the lingering business disruption in November and December.
Outlook Reinstatement and Update

The Company previously announced that it was not in a position to update its full-year 2024 outlook in its earnings release dated October 29, 2024 given the uncertainties surrounding then-ongoing negotiations between operators and labor unions at Park hotels and the related impacts on operating results. Due to the ratification of labor agreements covering union employees at the four Park hotels in Hawaii, Seattle and Boston, the Company is reinstating and updating its full-year 2024 financial outlook.

As previously reported, the Company's operations were impacted by labor activity at these four Park hotels beginning in late September 2024, which led to the cancellation of certain group events and overall lower transient volumes at these properties. Accordingly, the Company anticipates its full-year 2024 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2024 Outlook as of November 11, 2024				Full-Year 2024 Outlook as of July 31, 2024				Change at Midpoint
Metric	Low		High		Low		High

Comparable RevPAR	$183		$185		$185		$187		$(2)
Comparable RevPAR change vs. 2023	1.5%		2.5%		3.5%		4.5%		(200)	bps

Net income	$152		$172		$155		$185		$(8)
Net income attributable to stockholders	$141		$161		$144		$174		$(8)
Earnings per share – Diluted(1)	$0.68		$0.77		$0.69		$0.83		$(0.03)
Operating income	$383		$405		$410		$441		$(32)
Operating income margin	14.9%		15.6%		15.6%		16.5%		(80)	bps

Adjusted EBITDA	$635		$655		$660		$690		$(30)
Comparable Hotel Adjusted EBITDA margin(1)	27.1%		27.7%		27.3%		28.1%		(30)	bps
Comparable Hotel Adjusted EBITDA margin change vs. 2023(1)	(100)	bps	(40)	bps	(50)	bps	30	bps	(60)	bps
Adjusted FFO per share – Diluted(1)	$2.00		$2.10		$2.10		$2.26		$(0.13)
______________________________________________
(1)Amounts are calculated based on unrounded numbers.
Park's outlook is based in part on the following assumptions:

•Includes approximately $30 million of Hotel Adjusted EBITDA disruption related to Hurricanes Helene and Milton and labor activity across all four of Park's impacted hotels in the fourth quarter of 2024. The Company expects a significant portion of the group events that were cancelled related to labor activity will be rebooked for a future period. Excluding the impact of hurricanes and labor activity, full-year 2024 Comparable RevPAR growth was expected to be approximately 200 bps higher, or within the range of 3.5% to 4.5%, compared to 2023;
•The removal of the Hilton Oakland Airport from Park's Comparable portfolio, which was closed in August 2024 and incurred an EBITDA loss of nearly $4 million for the trailing twelve months, results in increases to full-year 2024 Comparable RevPAR of nearly $2 and full-year 2024 Comparable Hotel Adjusted EBITDA margin of 30 bps;
•Includes 50 bps of RevPAR and $9 million of Hotel Adjusted EBITDA disruption from renovations at certain of Park's hotels, of which $8 million is associated with renovations at Park's Hawaii hotels;
•Adjusted FFO excludes $60 million of default interest and late payment administrative fees associated with default of the $725 million non-recourse CMBS Loan ("SF Mortgage Loan") secured by the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels") for full-year 2024, which began in June 2023 and is required to be recognized in interest expense until legal title to the Hilton San Francisco Hotels are transferred;
•Fully diluted weighted average shares for the full-year 2024 of 209 million; and
•Park's Comparable portfolio as of November 11, 2024, which excludes the Hilton Oakland Airport as noted above, and does not take into account potential future acquisitions, dispositions or any financing transactions, which could result in a material change to Park’s outlook.
Park's full-year 2024 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.
Dividend Update

Park plans to declare its fourth quarter dividend before the end of 2024 and currently expects such dividend to be within a range of $0.60 to $0.66 per share, subject to approval by its Board of Directors, which is expected to be comprised of a quarterly cash dividend of $0.25 per share, coupled with an annual top-off dividend of between $0.35 to $0.41 per share. The range of the anticipated top-off component of the dividend is in accordance with Park's typical practice of targeting a 65% to 70% payout ratio of its full year Adjusted FFO per share. At the midpoint of Park's anticipated fourth quarter dividend, the 2024 declared dividends translate to an annualized dividend yield of 9.6% based on recent trading levels.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park's decision to cease payments on its $725 million SF Mortgage Loan secured by the Hilton San Francisco Hotels and the lender's exercise of its remedies, including placing such hotels into receivership, the ultimate impact of the labor activity on Park (including the potential that group events that have been cancelled will be rebooked for a future period) or any future labor activity, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park's indebtedness, the completion of capital allocation priorities, the expected repurchase of Park's stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts ("REIT") with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 41 premium-branded hotels and resorts with over 25,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA, ADJUSTED EBITDA, COMPARABLE HOTEL ADJUSTED EBITDA
AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, in millions)	Year Ending
	December 31, 2024
	Low Case	High Case
Net income	$152	$172
Depreciation and amortization expense	257	257
Interest income	(21)	(21)
Interest expense	214	214
Interest expense associated with hotels in receivership	60	60
Income tax expense	(9)	(9)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	10	10
EBITDA	663	683
Gain on sale of assets, net	(19)	(19)
Gain on derecognition of assets	(60)	(60)
Share-based compensation expense	18	18
Impairment and casualty loss	13	13
Other items	20	20
Adjusted EBITDA	635	655
Less: Adjusted EBITDA from investments in affiliates	(21)	(21)
Add: All other	54	56
Hotel Adjusted EBITDA	668	690
Less: Adjusted EBITDA from hotels disposed of	3	3
Comparable Hotel Adjusted EBITDA	$671	$693

	Year Ending
	December 31, 2024
	Low Case	High Case
Total Revenues	$2,578	$2,604
Less: Other revenue	(92)	(92)
Hotel Revenues	2,486	2,512
Less: Revenues from hotels disposed of	(9)	(9)
Comparable Hotel Revenues	$2,477	$2,503

	Year Ending
	December 31, 2024
	Low Case	High Case
Total Revenues	$2,578	$2,604
Operating income	$383	$405
Operating income margin(1)	14.9%	15.6%

Comparable Hotel Revenues	$2,477	$2,503
Comparable Hotel Adjusted EBITDA	$671	$693
Comparable Hotel Adjusted EBITDA margin(1)	27.1%	27.7%
______________________________________________
(1)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to stockholders	$141	$161
Depreciation and amortization expense	257	257
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on derecognition of assets	(60)	(60)
Impairment loss	12	12
Equity investment adjustments:
Equity in earnings from investments in affiliates	(28)	(28)
Pro rata FFO of equity investments	16	16
Nareit FFO attributable to stockholders	334	354
Casualty loss	1	1
Share-based compensation expense	18	18
Interest expense associated with hotels in receivership	60	60
Other items	5	7
Adjusted FFO attributable to stockholders	$418	$440
Adjusted FFO per share – Diluted(1)	$2.00	$2.10
Weighted average diluted shares outstanding	209	209
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics include results from hotels that were active and operating in Park's portfolio since January 1st of the previous year and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable metrics exclude results from property dispositions that have occurred through November 11, 2024 and the Hilton San Francisco Hotels, which were placed into receivership at the end of October 2023.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.